For Release: February 28, 2022
Investor Contact: Phil Morgan, 402.458.3038
Nelnet, Inc. supplemental financial information for the fourth quarter 2021
(All dollars are in thousands, except per share amounts, unless otherwise noted)
The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for fourth quarter 2021 earnings, dated February 28, 2022, and the Company's Annual Report on Form 10-K for the year ended December 31, 2021.
Forward-looking and cautionary statements
This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document. Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “scheduled,” “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.
The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2021 (the "2021 Annual Report"), and include such risks and uncertainties as:
•risks and uncertainties related to the severity, magnitude, and duration of the coronavirus disease 2019 (“COVID-19”) pandemic, including changes in the macroeconomic environment and consumer behavior, restrictions on business, educational, individual, or travel activities intended to combat the pandemic, and volatility in market conditions resulting from the pandemic, including interest rates, the value of equities, and other financial assets;
•risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the Company under existing and any future servicing contracts with the U.S. Department of Education (the "Department"), which current contracts accounted for 29 percent of the Company's revenue in 2021, risks to the Company related to the Department's initiatives to procure new contracts for federal student loan servicing, including the pending and uncertain nature of the Department's procurement process, risks that the Company may not be successful in obtaining any of such potential new contracts, and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, Federal Family Education Loan Program (the "FFEL Program" or "FFELP"), private education, and consumer loans;
•loan portfolio risks such as interest rate basis and repricing risk resulting from the fact that the interest rate characteristics of the student loan assets do not match the interest rate characteristics of the funding for those assets, the risk of loss of floor income on certain student loans originated under the FFEL Program, risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFELP, private education, and consumer loans, or investment interests therein, and initiatives to purchase additional FFELP, private education, and consumer loans, and risks from changes in levels of loan prepayment or default rates;
•financing and liquidity risks, including risks of changes in the general interest rate environment, including the availability of any relevant money market index rate such as LIBOR or the relationship between the relevant money market index rate and the rate at which the Company's assets and liabilities are priced, and changes in the securitization and other financing markets for loans, including adverse changes resulting from unanticipated repayment trends on student loans in the Company's securitization trusts that could accelerate or delay repayment of the associated bonds, which may increase the costs or limit the availability of financings necessary to purchase, refinance, or continue to hold student loans;
•risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets, such as changes resulting from the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") and the expected decline over time in FFELP loan interest income due to the discontinuation of new FFELP loan originations in 2010 and potential government initiatives or proposals to consolidate existing FFELP loans to the Federal Direct Loan Program, otherwise encourage or allow FFELP loans to be refinanced with Federal Direct Loan Program loans, and/or create additional loan forgiveness or broad debt cancellation programs;
•risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors, including cybersecurity risks related to a disclosure of confidential loan borrower and other customer information, the potential disruption of the Company's systems or those of third-party vendors or customers, and/or the potential damage to the Company's reputation resulting from cyber-breaches;
•uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations;
•risks and uncertainties of the expected benefits from the November 2020 launch of Nelnet Bank operations, including the ability to successfully conduct banking operations and achieve expected market penetration;
•risks related to the expected benefits to the Company and to ALLO Communications LLC (referred to collectively with its holding company ALLO Holdings, LLC as “ALLO”) from the recapitalization and additional funding for ALLO and the Company’s continuing investment in ALLO, and risks related to investments in solar projects, including risks of not being able to realize tax credits which remain subject to recapture by taxing authorities;
•risks and uncertainties related to other initiatives to pursue additional strategic investments (and anticipated income therefrom), acquisitions, and other activities, such as the transactions associated with the sale by Wells Fargo of its private education loan portfolio for which the Company was selected as the new servicer (including risks associated with errors that occasionally occur in converting loan servicing portfolio acquisitions to a new servicing platform, and uncertainties associated with expected income from the joint venture that purchased the Wells Fargo portfolio), including activities that are intended to diversify the Company both within and outside of its historical core education-related businesses;
•risks and uncertainties associated with climate change, including extreme weather events and related natural disasters, which could result in increased loan portfolio credit risks and other asset and operational risks, as well as risks and uncertainties associated with efforts to address climate change; and
•risks and uncertainties associated with litigation matters and with maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses, reputational and other risks, including the risk of increased regulatory costs resulting from the politicization of student loan servicing, potential changes to corporate tax rates, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company's consolidated financial statements.
All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by law.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended			Year ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Interest income:
Loan interest	$112,118	124,096	132,673	482,337	595,113
Investment interest	12,376	12,558	6,165	41,498	24,543
Total interest income	124,494	136,654	138,838	523,835	619,656
Interest expense:
Interest on bonds and notes payable and bank deposits	48,294	50,176	52,282	176,233	330,071
Net interest income	76,200	86,478	86,556	347,602	289,585
Less (negative provision) provision for loan losses	(1,578)	5,827	(10,116)	(12,426)	63,360
Net interest income after provision for loan losses	77,778	80,651	96,672	360,028	226,225
Other income/expense:
Loan servicing and systems revenue	150,402	112,351	113,990	486,363	451,561
Education technology, services, and payment processing revenue	80,950	85,324	65,097	338,234	282,196
Communications revenue	—	—	19,253	—	76,643
Other	48,497	11,867	(12,350)	78,681	57,561
Gain on sale of loans	—	3,444	—	18,715	33,023
Gain from deconsolidation of ALLO	—	—	258,588	—	258,588
Impairment expense and provision for beneficial interests, net	(4,137)	(14,159)	9,696	(16,360)	(24,723)
Derivative settlements, net	(5,780)	(5,909)	(3,988)	(21,367)	3,679
Derivative market value adjustments, net	48,359	7,260	(7,071)	92,813	(28,144)
Total other income/expense	318,291	200,178	443,215	977,079	1,110,384
Cost of services:
Cost to provide education technology, services, and payment processing services	28,597	31,335	18,782	108,660	82,206
Cost to provide communications services	—	—	5,573	—	22,812
Total cost of services	28,597	31,335	24,355	108,660	105,018
Operating expenses:
Salaries and benefits	143,781	128,592	136,612	507,132	501,832
Depreciation and amortization	17,612	15,710	31,350	73,741	118,699
Other expenses	37,857	38,324	45,391	145,469	160,574
Total operating expenses	199,250	182,626	213,353	726,342	781,105
Income before income taxes	168,222	66,868	302,179	502,105	450,486
Income tax expense	(39,075)	(15,649)	(70,573)	(115,822)	(100,860)
Net income	129,147	51,219	231,606	386,283	349,626
Net loss attributable to noncontrolling interests	3,536	1,919	3,385	7,003	2,817
Net income attributable to Nelnet, Inc.	$132,683	53,138	234,991	393,286	352,443
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$3.46	1.38	6.10	10.20	9.02
Weighted average common shares outstanding - basic and diluted	38,352,942	38,595,721	38,552,261	38,572,801	39,059,588

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	December 31, 2021	September 30, 2021	December 31, 2020
Assets:
Loans and accrued interest receivable, net	$18,335,197	19,304,203	20,185,656
Cash, cash equivalents, and investments	1,714,482	1,566,849	1,114,189
Restricted cash	1,068,626	1,059,142	837,146
Goodwill and intangible assets, net	194,121	197,268	217,162
Other assets	365,615	275,277	292,007
Total assets	$21,678,041	22,402,739	22,646,160
Liabilities:
Bonds and notes payable	$17,631,089	18,610,748	19,320,726
Bank deposits	344,315	200,651	54,633
Other liabilities	749,799	734,377	642,452
Total liabilities	18,725,203	19,545,776	20,017,811
Equity:
Total Nelnet, Inc. shareholders' equity	2,951,206	2,859,254	2,632,042
Noncontrolling interests	1,632	(2,291)	(3,693)
Total equity	2,952,838	2,856,963	2,628,349
Total liabilities and equity	$21,678,041	22,402,739	22,646,160

Overview
The Company is a diverse, innovative company with a purpose to serve others and a vision to make dreams possible. The largest operating businesses engage in loan servicing and education technology, services, and payment processing, and the Company also has a significant investment in communications. A significant portion of the Company's revenue is net interest income earned on a portfolio of federally insured student loans. The Company also makes investments to further diversify both within and outside of its historical core education-related businesses including, but not limited to, investments in early-stage and emerging growth companies, real estate, and renewable energy (solar).
The Company was formed as a Nebraska corporation in 1978 to service federal student loans for two local banks. The Company built on this initial foundation as a servicer to become a leading originator, holder, and servicer of federal student loans, principally consisting of loans originated under the FFEL Program.
The Health Care and Education Reconciliation Act of 2010 discontinued new loan originations under the FFEL Program, effective July 1, 2010, and requires all new federal student loan originations be made directly by the Department through the Federal Direct Loan Program. As a result, the Company no longer originates FFELP loans. However, a significant portion of the Company's income continues to be derived from its existing FFELP student loan portfolio. Interest income on the Company's existing FFELP loan portfolio will decline over time as the portfolio is paid down. Since all FFELP loans will eventually run off, a key objective of the Company is to reposition itself for the post-FFELP environment.
To reduce its reliance on interest income from FFELP loans, the Company has expanded its services and products. This expansion has been accomplished through internal growth and innovation as well as business and certain investment acquisitions. The Company is also actively expanding its private education and consumer loan portfolios, and in November 2020 launched Nelnet Bank. In addition, the Company has been servicing federally owned student loans for the Department since 2009.
Liquidity
The Company intends to use its strong liquidity position, as summarized below, to continue to provide and expand its products and services and capitalize on market opportunities, including FFELP, private education, and consumer loan acquisitions (or investment interests therein); strategic acquisitions and investments; and capital management initiatives, including stock repurchases, debt repurchases, and dividend distributions.
•As of December 31, 2021, the Company had cash and cash equivalents of $125.6 million. Cash held by Nelnet Bank is generally not available for Company activities outside of Nelnet Bank. Excluding Nelnet Bank, cash and cash equivalents as of December 31, 2021 was $99.4 million.
•The Company has historically generated positive cash flow from operations. For the year ended December 31, 2021, the Company’s net cash provided by operating activities was $544.9 million.
•The Company has a $495.0 million unsecured line of credit with a maturity date of September 22, 2026. As of December 31, 2021, there was no amount outstanding on the unsecured line of credit and $495.0 million was available for future use. The line of credit provides that the Company may increase the aggregate financing commitments, through the existing lenders and/or through new lenders, up to a total of $737.5 million, subject to certain conditions.
•The majority of the Company’s portfolio of student loans is funded in asset-backed securitizations that will generate significant earnings and cash flow over the life of these transactions. As of December 31, 2021, the Company currently expects future undiscounted cash flows from its securitization portfolio to be approximately $1.88 billion, of which approximately $1.29 billion will be generated over the next five years.

GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments
The Company prepares its financial statements and presents its financial results in accordance with GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. A reconciliation of the Company's GAAP net income to net income, excluding derivative market value adjustments, and a discussion of why the Company believes providing this additional information is useful to investors, is provided below.

	Three months ended			Year ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
GAAP net income attributable to Nelnet, Inc.	$132,683	53,138	234,991	393,286	352,443
Realized and unrealized derivative market value adjustments	(48,359)	(7,260)	7,071	(92,813)	28,144
Tax effect (a)	11,606	1,742	(1,697)	22,275	(6,755)
Net income attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$95,930	47,620	240,365	322,748	373,832

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$3.46	1.38	6.10	10.20	9.02
Realized and unrealized derivative market value adjustments	(1.26)	(0.19)	0.18	(2.41)	0.72
Tax effect (a)	0.30	0.04	(0.05)	0.58	(0.17)
Net income attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$2.50	1.23	6.23	8.37	9.57

(a)    The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.
(b)    "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria is met. Management has structured all of the Company’s derivative transactions with the intent that each is economically effective; however, the Company’s derivative instruments do not qualify for hedge accounting. As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the Company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The Company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the Company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the Company’s performance and in presentations with credit rating agencies, lenders, and investors. Consequently, the Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.

Operating Segments
The Company earns net interest income on its loan portfolio, consisting primarily of FFELP loans, in its Asset Generation and Management ("AGM") operating segment. This segment is expected to generate a stable net interest margin and significant amounts of cash as the FFELP portfolio amortizes. As of December 31, 2021, AGM had a $17.4 billion loan portfolio that management anticipates will amortize over the next approximately 15 years and has a weighted average remaining life of approximately 8 years. The Company actively works to maximize the amount and timing of cash flows generated by its FFELP portfolio and seeks to acquire additional loan assets to leverage its servicing scale and expertise to generate incremental earnings and cash flow.
In addition, the Company earns fee-based revenue through the following reportable operating segments:
•Loan Servicing and Systems ("LSS") - referred to as Nelnet Diversified Services ("NDS")
•Education Technology, Services, and Payment Processing ("ETS&PP") - referred to as Nelnet Business Services ("NBS")
Further, the Company earned communications revenue through ALLO, formerly a majority-owned subsidiary of the Company prior to a recapitalization of ALLO resulting in the deconsolidation of ALLO from the Company’s financial statements on December 21, 2020. The recapitalization of ALLO was not considered a strategic shift in the Company’s involvement with ALLO, and ALLO’s results of operations, prior to the deconsolidation, are presented by the Company as a reportable operating segment.
On November 2, 2020, the Company obtained final approval for federal deposit insurance from the Federal Deposit Insurance Corporation ("FDIC") and for a bank charter from the Utah Department of Financial Institutions ("UDFI") in connection with the establishment of Nelnet Bank, and Nelnet Bank launched operations. Nelnet Bank operates as an internet industrial bank franchise focused on the private education loan marketplace, with a home office in Salt Lake City, Utah. Nelnet Bank’s operations are presented by the Company as a reportable operating segment.
Other business activities and operating segments that are not reportable are combined and included in Corporate and Other Activities ("Corporate"). Corporate and Other Activities also includes income earned on certain investments and interest expense incurred on unsecured and other corporate related debt transactions. In addition, the Corporate segment includes direct incremental costs associated with Nelnet Bank prior to the UDFI’s approval for its bank charter, and certain shared service and support costs incurred by the Company that will not be reflected in Nelnet Bank’s operating results through 2023 (the bank’s de novo period). Such Nelnet Bank-related costs included in the Corporate segment totaled $3.4 million (pre-tax) and $6.0 million (pre-tax) in 2021 and 2020, respectively.

The information below provides the operating results (net income before taxes) for each reportable operating segment and Corporate and Other Activities for the years ended December 31, 2021 and 2020.

	Year ended December 31,		Certain Items Impacting Comparability (a)
	2021	2020	Results in 2021 were impacted by:	Results in 2020 were impacted by:
NDS	$62,445	53,375	•Impairment charges on owned buildings of $13.2 million due to continued evaluation of office space needs as employees continue to work from home due to COVID-19
NBS	72,713	66,200	•A full year of operating results from the December 30, 2020 acquisitions of HigherSchool and CD2
ALLO (prior to deconsolidation)	—	(33,188)
AGM	423,616	162,703
•Income of $92.8 million related to changes in the fair value of derivative instruments that do not qualify for hedge accounting

•Negative provision for loan losses of $13.2 million due primarily to improved economic conditions throughout 2021 as compared to December 31, 2020

•Gains from the sale of consumer loans of $18.7 million

•A net gain of $32.9 million related to the Company’s joint venture to acquire Wells Fargo’s private education student loan portfolio. See “2021 Transactions Related to the Private Education Loan Portfolio Sold by Wells Fargo” below

•A decrease of $23.8 million in interest expense as a result of reversing a historical accrued interest liability on certain bonds (initially recorded when certain asset-backed securitizations were acquired in 2011 and 2013), which liability the Company determined is no longer probable of being required to be paid

•A loss of $28.1 million related to changes in the fair value of derivative instruments that do not qualify for hedge accounting

•Provision expense for loan losses of $63.0 million as a result of the COVID-19 pandemic and its effects on economic conditions

•Gains from the sale of consumer loans of $33.0 million

•An impairment expense, net of recoveries, of $16.6 million related to its beneficial interest in consumer loan securitization investments as a result of the estimated impacts of the COVID-19 pandemic

Nelnet Bank	(792)	(80)
Corporate	(55,875)	201,477
•Net investment gains and income of $58.7 million, including $28.8 million from venture capital investments, $22.3 million related to real estate, and $7.6 million related to asset-backed securities (bonds) and marketable equity securities

•A loss of $42.1 million related to the Company’s voting membership interest investment in ALLO

•A loss of $10.1 million from solar investments (b)

•A gain of $50.1 million to adjust the carrying value of the Company’s investment in Hudl to reflect Hudl’s May 2020 equity raise transaction value

•A gain of $258.6 million from the deconsolidation of ALLO

•A loss of $37.4 million from solar investments (b)

Net income before taxes	502,105	450,486
Income tax expense	(115,822)	(100,860)
Net loss attributable to noncontrolling interests (b)	7,003	2,817
Net income	$393,286	352,443

(a)    All dollar amounts for those items impacting comparability in 2021 and 2020 are pre-tax.
(b)    Losses from solar investments in 2021 and 2020 include losses of $7.1 million and $3.8 million, respectively, attributable to third-party minority interest investors in solar projects that are included in “net loss attributable to noncontrolling interests” in the table above.

2021 Transactions Related to the Private Education Loan Portfolio Sold by Wells Fargo
In December 2020, Wells Fargo announced the sale of its approximately $10.0 billion portfolio of private education loans representing approximately 445,000 borrowers. The Company entered into a joint venture with other investors to acquire the loans, and under the joint venture, the Company had an approximately 8 percent interest in the loans and has a corresponding 8 percent interest in residual interests in the 2021 securitizations of the loans discussed below. In conjunction with the sale, the Company was selected as servicer of the portfolio. During March and throughout the second quarter of 2021, the vast majority of the borrowers were converted to the Company’s servicing platform. The joint venture established a limited partnership that purchased the private education loans and funded such loans with a temporary warehouse facility.
During 2021, the joint venture completed four asset-backed securitization transactions to permanently finance a total of $8.7 billion of the private education loans purchased by the joint venture (which represented the total remaining loans originally purchased from Wells Fargo, factoring in borrower payments from the date of purchase). The Company is accounting for its approximately 8 percent residual interest in these securitizations as held-to-maturity beneficial interest investments. These investments are reflected on the Company’s consolidated balance sheet as "investments." On behalf of the joint venture, the Company is the sponsor and administrator for these loan securitizations. As sponsor and administrator, the Company earns an annual fee of 10 to 10.75 basis points on the outstanding loan receivable balance in the securitizations. As sponsor, the Company is required to provide a certain level of risk retention, and the Company has purchased bonds issued in such securitizations to satisfy this requirement. The bonds purchased to satisfy the risk retention requirement are reflected on the Company’s consolidated balance sheet as "investments" and as of December 31, 2021, the fair value of these bonds was $412.6 million. The Company must retain these investment securities until the latest of (i) two years from the closing date of the securitization, (ii) the date the aggregate outstanding principal balance of the loans in the securitization is 33% or less of the initial loan balance, and (iii) the date the aggregate outstanding principal balance of the bonds is 33% or less of the aggregate initial outstanding principal balance of the bonds, at which time the Company can sell the investment securities (bonds) to a third party. The Company entered into repurchase agreements with third parties, the proceeds of which were used to purchase a portion of the asset-backed investments, and such investments serve as collateral on the repurchase obligations.
As of December 31, 2021, $483.8 million was outstanding on the Company’s repurchase agreements, of which $313.2 million was borrowed to fund the private education loan securitization bonds subject to the Company’s risk retention requirement. The repurchase agreements have various maturity dates between May 27, 2022 and December 20, 2023, but are subject to early termination upon required notice provided by the Company or the applicable counterparty prior to the maturity dates. The Company pays interest on amounts outstanding on the repurchase agreements based on LIBOR plus an applicable spread, and the Company is also required to pay additional cash in the event the fair value of the securities subject to a repurchase agreement becomes less than the original purchase price of such securities.
During the fourth quarter of 2021, the joint venture completed its fourth and final asset-backed securitization that permanently financed all remaining eligible loans temporarily funded in the joint venture limited partnership’s warehouse facility. The Company initially contributed $71.1 million in the joint venture. Cash distributions, the fair value of the Company’s portion of loans securitized as a result of securitizations, and the Company’s proportionate share of losses of this partnership were $52.1 million, $51.9 million, and $5.0 million, respectively, and reduced the Company’s carrying value of its limited partnership investment to a credit (negative) balance of $37.9 million. During the fourth quarter of 2021, the Company’s financial commitment to the limited partnership was terminated by the partners of the joint venture, and the Company recognized income of $37.9 million (pre-tax) associated with the termination.

Segment Reporting
The following tables include the results of each of the Company's reportable operating segments reconciled to the consolidated financial statements.

	Three months ended December 31, 2021
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Communications (a)	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$42	258	—	118,753	2,242	4,423	(1,222)	124,494
Interest expense	24	—	—	48,636	499	358	(1,222)	48,294
Net interest income (expense)	18	258	—	70,117	1,743	4,065	—	76,200
Less (negative provision) provision for loan losses	—	—	—	(1,994)	416	—	—	(1,578)
Net interest income after provision for loan losses	18	258	—	72,111	1,327	4,065	—	77,778
Other income/expense:
Loan servicing and systems revenue	150,402	—	—	—	—	—	—	150,402
Intersegment revenue	8,587	3	—	—	—	—	(8,590)	—
Education technology, services, and payment processing revenue	—	80,950	—	—	—	—	—	80,950
Communications revenue	—	—	—	—	—	—	—	—
Other	765	(14)	—	38,820	237	8,689	—	48,497
Gain on sale of loans	—	—	—	—	—	—	—	—
Gain from deconsolidation of ALLO	—	—	—	—	—	—	—	—
Impairment expense and provision for beneficial interests, net	—	—	—	—	—	(4,137)	—	(4,137)
Derivative settlements, net	—	—	—	(5,780)	—	—	—	(5,780)
Derivative market value adjustments, net	—	—	—	48,359	—	—	—	48,359
Total other income/expense	159,754	80,939	—	81,399	237	4,552	(8,590)	318,291
Cost of services:
Cost to provide education technology, services, and payment processing services	—	28,597	—	—	—	—	—	28,597
Cost to provide communications services	—	—	—	—	—	—	—	—
Total cost of services	—	28,597	—	—	—	—	—	28,597
Operating expenses:
Salaries and benefits	87,255	29,892	—	542	1,086	25,006	—	143,781
Depreciation and amortization	5,239	2,615	—	—	—	9,755	—	17,612
Other expenses	13,424	5,254	—	724	549	17,910	—	37,857
Intersegment expenses, net	19,964	4,324	—	9,241	35	(24,974)	(8,590)	—
Total operating expenses	125,882	42,085	—	10,507	1,670	27,697	(8,590)	199,250
Income (loss) before income taxes	33,890	10,515	—	143,003	(106)	(19,080)	—	168,222
Income tax (expense) benefit	(8,134)	(2,523)	—	(34,321)	24	5,879	—	(39,075)
Net income (loss)	25,756	7,992	—	108,682	(82)	(13,201)	—	129,147
Net loss attributable to noncontrolling interests	—	—	—	—	—	3,536	—	3,536
Net income (loss) attributable to Nelnet, Inc.	$25,756	7,992	—	108,682	(82)	(9,665)	—	132,683

(a) On December 21, 2020, the Company deconsolidated ALLO from the Company’s consolidated financial statements. Accordingly, there are no operating results for the (former) Communications operating segment in 2021.

	Three months ended September 30, 2021
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Communications (a)	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$31	344	—	131,781	2,061	2,609	(172)	136,654
Interest expense	24	—	—	48,662	421	1,242	(172)	50,176
Net interest income (expense)	7	344	—	83,119	1,640	1,367	—	86,478
Less (negative provision) provision for loan losses	—	—	—	5,940	(113)	—	—	5,827
Net interest income after provision for loan losses	7	344	—	77,179	1,753	1,367	—	80,651
Other income/expense:
Loan servicing and systems revenue	112,351	—	—	—	—	—	—	112,351
Intersegment revenue	8,621	3	—	—	—	—	(8,624)	—
Education technology, services, and payment processing revenue	—	85,324	—	—	—	—	—	85,324
Communications revenue	—	—	—	—	—	—	—	—
Other	727	13	—	(7,275)	450	17,952	—	11,867
Gain on sale of loans	—	—	—	3,444	—	—	—	3,444
Gain from deconsolidation of ALLO	—	—	—	—	—	—	—	—
Impairment expense and provision for beneficial interests, net	(13,243)	—	—	—	—	(916)	—	(14,159)
Derivative settlements, net	—	—	—	(5,909)	—	—	—	(5,909)
Derivative market value adjustments, net	—	—	—	7,260	—	—	—	7,260
Total other income/expense	108,456	85,340	—	(2,480)	450	17,036	(8,624)	200,178
Cost of services:
Cost to provide education technology, services, and payment processing services	—	31,335	—	—	—	—	—	31,335
Cost to provide communications services	—	—	—	—	—	—	—	—
Total cost of services	—	31,335	—	—	—	—	—	31,335
Operating expenses:
Salaries and benefits	75,305	29,119	—	542	890	22,735	—	128,592
Depreciation and amortization	4,245	2,762	—	—	—	8,702	—	15,710
Other expenses	12,738	4,804	—	5,420	445	14,918	—	38,324
Intersegment expenses, net	19,217	3,672	—	8,652	32	(22,949)	(8,624)	—
Total operating expenses	111,505	40,357	—	14,614	1,367	23,406	(8,624)	182,626
Income (loss) before income taxes	(3,042)	13,992	—	60,085	836	(5,003)	—	66,868
Income tax (expense) benefit	730	(3,358)	—	(14,421)	(200)	1,600	—	(15,649)
Net income (loss)	(2,312)	10,634	—	45,664	636	(3,403)	—	51,219
Net loss attributable to noncontrolling interests	—	—	—	—	—	1,919	—	1,919
Net income (loss) attributable to Nelnet, Inc.	$(2,312)	10,634	—	45,664	636	(1,484)	—	53,138

(a) On December 21, 2020, the Company deconsolidated ALLO from the Company’s consolidated financial statements. Accordingly, there are no operating results for the (former) Communications operating segment in 2021.

	Three months ended December 31, 2020
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Communications (a)	Asset Generation and Management	Nelnet Bank (b)	Corporate and Other Activities	Eliminations	Total
Total interest income	$33	259	2	137,005	414	1,378	(253)	138,838
Interest expense	24	—	—	52,664	41	(195)	(253)	52,282
Net interest income (expense)	9	259	2	84,341	373	1,573	—	86,556
Less (negative provision) provision for loan losses	—	—	—	(10,447)	330	—	—	(10,116)
Net interest income after provision for loan losses	9	259	2	94,788	43	1,573	—	96,672
Other income/expense:
Loan servicing and systems revenue	113,990	—	—	—	—	—	—	113,990
Intersegment revenue	8,642	3	—	—	—	—	(8,645)	—
Education technology, services, and payment processing revenue	—	65,097	—	—	—	—	—	65,097
Communications revenue	—	—	19,253	—	—	—	—	19,253
Other	2,524	—	304	2,239	48	(17,465)	—	(12,350)
Gain on sale of loans	—	—	—	—	—	—	—	—
Gain from deconsolidation of ALLO	—	—	—	—	—	258,588	—	258,588
Impairment expense and provision for beneficial interests, net	—	—	—	9,696	—	—	—	9,696
Derivative settlements, net	—	—	—	(3,988)	—	—	—	(3,988)
Derivative market value adjustments, net	—	—	—	(7,071)	—	—	—	(7,071)
Total other income/expense	125,156	65,100	19,557	876	48	241,123	(8,645)	443,215
Cost of services:
Cost to provide education technology, services, and payment processing services	—	18,782	—	—	—	—	—	18,782
Cost to provide communications services	—	—	5,573	—	—	—	—	5,573
Total cost of services	—	18,782	5,573	—	—	—	—	24,355
Operating expenses:
Salaries and benefits	73,720	25,169	14,464	446	36	22,776	—	136,612
Depreciation and amortization	9,669	2,344	10,106	—	—	9,232	—	31,350
Other expenses	14,143	3,022	3,645	3,554	135	20,892	—	45,391
Intersegment expenses, net	15,817	3,927	82	9,332	—	(20,513)	(8,645)	—
Total operating expenses	113,349	34,462	28,297	13,332	171	32,387	(8,645)	213,353
Income (loss) before income taxes	11,816	12,115	(14,311)	82,332	(80)	210,309	—	302,179
Income tax (expense) benefit	(2,836)	(2,908)	3,434	(19,760)	20	(48,524)	—	(70,573)
Net income (loss)	8,980	9,207	(10,877)	62,572	(60)	161,785	—	231,606
Net loss attributable to noncontrolling interests	—	—	—	—	—	3,385	—	3,385
Net income (loss) attributable to Nelnet, Inc.	$8,980	9,207	(10,877)	62,572	(60)	165,170	—	234,991

(a) On December 21, 2020, the Company deconsolidated ALLO from the Company’s consolidated financial statements. Accordingly, the operating results for the Communications operating segment in the table above are for the period from October 1, 2020 through December 21, 2020.
(b) Nelnet Bank launched operations on November 2, 2020. Accordingly, the operating results for the Nelnet Bank operating segment in the table above are for the period from November 2, 2020 through December 31, 2020.

	Year ended December 31, 2021
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Communications (a)	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$137	1,075	—	506,901	7,721	9,801	(1,800)	523,835
Interest expense	94	—	—	172,918	1,507	3,515	(1,800)	176,233
Net interest income (expense)	43	1,075	—	333,983	6,214	6,286	—	347,602
Less (negative provision) provision for loan losses	—	—	—	(13,220)	794	—	—	(12,426)
Net interest income after provision for loan losses	43	1,075	—	347,203	5,420	6,286	—	360,028
Other income/expense:
Loan servicing and systems revenue	486,363	—	—	—	—	—	—	486,363
Intersegment revenue	33,956	12	—	—	—	—	(33,968)	—
Education technology, services, and payment processing revenue	—	338,234	—	—	—	—	—	338,234
Communications revenue	—	—	—	—	—	—	—	—
Other	3,307	—	—	34,306	713	40,356	—	78,681
Gain on sale of loans	—	—	—	18,715	—	—	—	18,715
Gain from deconsolidation of ALLO	—	—	—	—	—	—	—	—
Impairment expense and provision for beneficial interests, net	(13,243)	—	—	2,436	—	(5,553)	—	(16,360)
Derivative settlements, net	—	—	—	(21,367)	—	—	—	(21,367)
Derivative market value adjustments, net	—	—	—	92,813	—	—	—	92,813
Total other income/expense	510,383	338,246	—	126,903	713	34,803	(33,968)	977,079
Cost of services:
Cost to provide education technology, services, and payment processing services	—	108,660	—	—	—	—	—	108,660
Cost to provide communications services	—	—	—	—	—	—	—	—
Total cost of services	—	108,660	—	—	—	—	—	108,660
Operating expenses:
Salaries and benefits	297,406	112,046	—	2,135	5,042	90,502	—	507,132
Depreciation and amortization	25,649	11,404	—	—	—	36,682	—	73,741
Other expenses	52,720	19,318	—	13,487	1,776	58,173	—	145,469
Intersegment expenses, net	72,206	15,180	—	34,868	107	(88,393)	(33,968)	—
Total operating expenses	447,981	157,948	—	50,490	6,925	96,964	(33,968)	726,342
Income (loss) before income taxes	62,445	72,713	—	423,616	(792)	(55,875)	—	502,105
Income tax (expense) benefit	(14,987)	(17,451)	—	(101,668)	175	18,109	—	(115,822)
Net income (loss)	47,458	55,262	—	321,948	(617)	(37,766)	—	386,283
Net loss attributable to noncontrolling interests	—	—	—	—	—	7,003	—	7,003
Net income (loss) attributable to Nelnet, Inc.	$47,458	55,262	—	321,948	(617)	(30,763)	—	393,286

(a) On December 21, 2020, the Company deconsolidated ALLO from the Company’s consolidated financial statements. Accordingly, there are no operating results for the (former) Communications operating segment in 2021.

	Year ended December 31, 2020
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Communications (a)	Asset Generation and Management	Nelnet Bank (b)	Corporate and Other Activities	Eliminations	Total
Total interest income	$436	3,036	2	611,474	414	5,775	(1,480)	619,656
Interest expense	121	54	—	328,157	41	3,178	(1,480)	330,071
Net interest income (expense)	315	2,982	2	283,317	373	2,597	—	289,585
Less (negative provision) provision for loan losses	—	—	—	63,029	330	—	—	63,360
Net interest income after provision for loan losses	315	2,982	2	220,288	43	2,597	—	226,225
Other income/expense:
Loan servicing and systems revenue	451,561	—	—	—	—	—	—	451,561
Intersegment revenue	36,520	20	—	—	—	—	(36,540)	—
Education technology, services, and payment processing revenue	—	282,196	—	—	—	—	—	282,196
Communications revenue	—	—	76,643	—	—	—	—	76,643
Other	9,421	373	1,561	7,189	48	38,969	—	57,561
Gain on sale of loans	—	—	—	33,023	—	—	—	33,023
Gain from deconsolidation of ALLO	—	—	—	—	—	258,588	—	258,588
Impairment expense and provision for beneficial interests, net	—	—	—	(16,607)	—	(8,116)	—	(24,723)
Derivative settlements, net	—	—	—	3,679	—	—	—	3,679
Derivative market value adjustments, net	—	—	—	(28,144)	—	—	—	(28,144)
Total other income/expense	497,502	282,589	78,204	(860)	48	289,441	(36,540)	1,110,384
Cost of services:
Cost to provide education technology, services, and payment processing services	—	82,206	—	—	—	—	—	82,206
Cost to provide communications services	—	—	22,812	—	—	—	—	22,812
Total cost of services	—	82,206	22,812	—	—	—	—	105,018
Operating expenses:
Salaries and benefits	285,526	98,847	30,935	1,747	36	84,741	—	501,832
Depreciation and amortization	37,610	9,459	42,588	—	—	29,043	—	118,699
Other expenses	57,420	14,566	13,327	15,806	135	59,320	—	160,574
Intersegment expenses, net	63,886	14,293	1,732	39,172	—	(82,543)	(36,540)	—
Total operating expenses	444,442	137,165	88,582	56,725	171	90,561	(36,540)	781,105
Income (loss) before income taxes	53,375	66,200	(33,188)	162,703	(80)	201,477	—	450,486
Income tax (expense) benefit	(12,810)	(15,888)	7,965	(39,049)	20	(41,098)	—	(100,860)
Net income (loss)	40,565	50,312	(25,223)	123,654	(60)	160,379	—	349,626
Net loss attributable to noncontrolling interests	—	—	—	—	—	2,817	—	2,817
Net income (loss) attributable to Nelnet, Inc.	$40,565	50,312	(25,223)	123,654	(60)	163,196	—	352,443

(a) On December 21, 2020, the Company deconsolidated ALLO from the Company’s consolidated financial statements. Accordingly, the operating results for the Communications operating segment in the table above are for the period from January 1, 2020 through December 21, 2020.
(b) Nelnet Bank launched operations on November 2, 2020. Accordingly, the operating results for the Nelnet Bank operating segment in the table above are for the period from November 2, 2020 through December 31, 2020.

Loan Servicing and Systems Revenue
The following table provides disaggregated revenue by service offering for the Loan Servicing and Systems operating segment.

	Three months ended			Year ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Government servicing - Nelnet	$59,736	37,595	34,493	167,579	146,798
Government servicing - Great Lakes	59,560	46,489	42,862	193,214	179,872
Private education and consumer loan servicing	12,739	13,198	7,759	47,302	32,492
FFELP servicing	4,351	4,557	4,740	18,281	20,183
Software services	11,821	6,952	9,604	34,600	41,999
Outsourced services	2,195	3,560	14,532	25,387	30,217
Loan servicing and systems revenue	$150,402	112,351	113,990	486,363	451,561

Loan Servicing Volumes

	As of
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Servicing volume (dollars in millions):
Nelnet:
Government	$183,790	185,477	185,315	189,932	191,678	195,875	195,030	198,743	215,797
FFELP	33,185	32,326	31,392	31,122	30,763	30,084	29,361	28,244	26,916
Private and consumer	16,033	16,364	16,223	16,267	16,226	21,397	24,758	24,229	23,702
Great Lakes:
Government	239,980	243,205	243,609	249,723	251,570	257,806	257,420	262,311	262,605
Total	$472,988	477,372	476,539	487,044	490,237	505,162	506,569	513,527	529,020

Number of servicing borrowers:
Nelnet:
Government	5,574,001	5,498,872	5,496,662	5,604,685	5,645,946	5,664,094	5,636,781	5,791,521	6,399,414
FFELP	1,478,703	1,423,286	1,370,007	1,332,908	1,300,677	1,233,461	1,198,863	1,150,214	1,092,066
Private and consumer	682,836	670,702	653,281	649,258	636,136	882,477	1,039,537	1,097,252	1,065,439
Great Lakes:
Government	7,396,657	7,344,509	7,346,691	7,542,679	7,605,984	7,637,270	7,616,270	7,778,535	7,797,106
Total	15,132,197	14,937,369	14,866,641	15,129,530	15,188,743	15,417,302	15,491,451	15,817,522	16,354,025

Number of remote hosted borrowers:	6,433,324	6,354,158	6,264,559	6,251,598	6,555,841	4,307,342	4,338,570	4,548,541	4,799,368

Education Technology, Services, and Payment Processing
The following table provides disaggregated revenue by servicing offering for the Education Technology, Services, and Payment Processing operating segment.

	Three months ended			Year ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Tuition payment plan services	$24,264	23,618	23,663	103,970	100,674
Payment processing	29,182	39,852	25,975	127,080	114,304
Education technology and services	27,033	21,098	15,065	105,186	65,885
Other	471	756	394	1,998	1,333
Education technology, services, and payment processing revenue	$80,950	85,324	65,097	338,234	282,196

Other Income/Expense
The following table summarizes the components of "other" in "other income/expense" on the consolidated statements of income.

	Three months ended			Year ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Income/gains from investments, net	$51,451	16,050	4,630	91,593	56,402
ALLO preferred return	2,043	2,043	386	8,427	386
Investment advisory services	1,531	2,400	2,688	7,773	10,875
Borrower late fee income	1,745	514	816	3,444	5,194
Management fee revenue	765	727	2,524	3,307	9,421
Loss from ALLO voting membership interest investment	(10,528)	(10,495)	(3,565)	(42,148)	(3,565)
Loss from solar investments	(2,757)	(3,393)	(24,785)	(10,132)	(37,423)
(Loss) gain on debt repurchased	(2,811)	(3,268)	1,416	(6,775)	1,924
Other	7,058	7,289	3,540	23,192	14,347
Other income	$48,497	11,867	(12,350)	78,681	57,561
Derivative Settlements
The following table summarizes the components of "derivative settlements, net" included in the attached consolidated statements of income.

	Three months ended			Year ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
1:3 basis swaps	$(699)	(700)	(60)	(1,638)	10,378
Interest rate swaps - floor income hedges	(5,081)	(5,209)	(3,928)	(19,729)	(6,699)
Total derivative settlements - (expense) income	$(5,780)	(5,909)	(3,988)	(21,367)	3,679

Loans and Accrued Interest Receivable and Allowance for Loan Losses
Loans and accrued interest receivable and allowance for loan losses consisted of the following:

	As of	As of	As of
	December 31, 2021	September 30, 2021	December 31, 2020
Non-Nelnet Bank:
Federally insured student loans:
Stafford and other	$3,904,000	4,142,059	4,383,000
Consolidation	13,187,047	13,939,429	14,746,173
Total	17,091,047	18,081,488	19,129,173
Private education loans	299,442	319,212	320,589
Consumer loans	51,301	36,994	109,346
Non-Nelnet Bank loans	17,441,790	18,437,694	19,559,108
Nelnet Bank:
Federally insured student loans	88,011	93,930	—
Private education loans	169,890	98,395	17,543
Nelnet Bank loans	257,901	192,325	17,543

Accrued interest receivable	788,552	834,831	794,611
Loan discount, net of unamortized loan premiums and deferred origination costs	(25,933)	(22,603)	(9,908)
Allowance for loan losses:
Non-Nelnet Bank:
Federally insured loans	(103,381)	(115,859)	(128,590)
Private education loans	(16,143)	(17,053)	(19,529)
Consumer loans	(6,481)	(4,429)	(27,256)
Non-Nelnet Bank allowance for loan losses	(126,005)	(137,341)	(175,375)
Nelnet Bank:
Federally insured loans	(268)	(289)	—
Private education loans	(840)	(414)	(323)
Nelnet Bank allowance for loan losses	(1,108)	(703)	(323)
	$18,335,197	19,304,203	20,185,656

AGM's total allowance for loan losses of $126.0 million at December 31, 2021 represents reserves equal to 0.6% of AGM's federally insured loans (or 22.2% of the risk sharing component of the loans that is not covered by the federal guaranty), 5.4% of AGM's private education loans, and 12.6% of AGM's consumer loans.
As of December 31, 2021, Nelnet Bank's allowance for loan losses on its portfolio was $1.1 million, which represents reserves equal to 0.3% of Nelnet Bank's federally insured loans (or 12.1% of the risk sharing component of the loans that is not covered by the federal guaranty), and 0.5% of Nelnet Bank's private education loans.

Loan Activity
The following table sets forth the activity of the Company's loan portfolio:

	Three months ended			Year ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Beginning balance	$18,630,019	19,522,296	19,519,566	19,576,651	20,798,719
Loan acquisitions - Non-Nelnet Bank
Federally insured student loans	70,775	70,844	380,402	904,088	1,327,690
Private education loans	483	1,293	71,140	86,125	152,048
Consumer loans	20,604	20,939	24,728	81,923	136,985
Total loan acquisitions - Non-Nelnet Bank	91,862	93,076	476,270	1,072,136	1,616,723
Loan originations - Nelnet Bank	80,588	13,006	17,543	179,749	17,660
Federally insured student loan acquisitions - Nelnet Bank	—	—	—	99,973	—
Repayments, claims, capitalized interest, participations, and other, net	(725,777)	(829,419)	(283,881)	(2,162,889)	(1,999,212)
Consolidation loans lost to external parties	(376,981)	(145,270)	(152,847)	(964,822)	(672,211)
Consumer and other loans sold	(20)	(23,670)	—	(101,107)	(185,028)
Ending balance	$17,699,691	18,630,019	19,576,651	17,699,691	19,576,651

The Company has also purchased partial ownership in certain private education, consumer, and federally insured student loan securitizations that are accounted for as held-to-maturity beneficial interest investments and included in "investments" in the Company's consolidated financial statements. As of the latest remittance reports filed by the various trusts prior to or as of December 31, 2021, the Company’s ownership correlates to approximately $688 million, $195 million, and $445 million of private education, consumer, and federally insured student loans, respectively, included in these securitizations. The loans held in these securitizations are not included in the above table.

Loan Spread Analysis
The following table analyzes the loan spread on AGM’s portfolio of loans, which represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets.

	Three months ended			Year ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Variable loan yield, gross	2.62%	2.61%	2.76%	2.64%	3.17%
Consolidation rebate fees	(0.85)	(0.85)	(0.84)	(0.85)	(0.84)
Discount accretion, net of premium and deferred origination costs amortization (a)	0.02	0.03	0.01	0.02	0.01
Variable loan yield, net	1.79	1.79	1.93	1.81	2.34
Loan cost of funds - interest expense (b) (c)	(1.06)	(0.99)	(1.08)	(1.04)	(1.64)
Loan cost of funds - derivative settlements (d) (e)	(0.02)	(0.02)	(0.00)	(0.01)	0.05
Variable loan spread	0.71	0.78	0.85	0.76	0.75
Fixed rate floor income, gross	0.76	0.75	0.73	0.76	0.61
Fixed rate floor income - derivative settlements (d) (f)	(0.11)	(0.11)	(0.08)	(0.11)	(0.03)
Fixed rate floor income, net of settlements on derivatives	0.65	0.64	0.65	0.65	0.58
Core loan spread	1.36%	1.42%	1.50%	1.41%	1.33%

Average balance of AGM's loans	$18,063,787	19,084,320	19,753,650	18,900,038	20,163,876
Average balance of AGM's debt outstanding	17,777,230	18,863,730	19,402,942	18,610,144	19,964,813
(a)    During the fourth quarter of 2021, the Company changed its estimate of the constant prepayment rate used to amortize/accrete federally insured loan premium/discounts for its consolidation loans from 3 percent to 4 percent, which resulted in a $6.2 million increase to the Company’s net loan discount balance and a corresponding decrease to interest income. The impact of this adjustment was excluded from the above table.
(b)    In the first quarter of 2021, the Company reversed a historical accrued interest liability of $23.8 million on certain bonds, which liability the Company determined is no longer probable of being required to be paid. The liability was initially recorded when certain asset-backed securitizations were acquired in 2011 and 2013. The reduction of this liability is reflected in (a reduction of) "interest on bonds and notes payable and bank deposits" in the consolidated statements of income and the impact of this reduction to interest expense was excluded from the table above.
(c)    In the third quarter of 2021, the Company redeemed certain asset-backed debt securities prior to their legal maturity, resulting in the recognition of $1.5 million in interest expense from the write-off of all remaining debt issuance costs related to the initial issuance of such bonds. This expense was excluded from the table above.
(d)    Derivative settlements represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements with respect to derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income. The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. As such, management believes derivative settlements for each applicable period should be evaluated with the Company’s net interest income (loan spread) as presented in this table. The Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance. See "Derivative Settlements" included in this supplement for additional information on the Company's derivative instruments, including the net settlement activity recognized by the Company for each type of derivative for the periods presented in the table.
A reconciliation of core loan spread, which includes the impact of derivative settlements on loan spread, to loan spread without derivative settlements follows.

	Three months ended			Year ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Core loan spread	1.36%	1.42%	1.50%	1.41%	1.33%
Derivative settlements (1:3 basis swaps)	0.02	0.02	0.00	0.01	(0.05)
Derivative settlements (fixed rate floor income)	0.11	0.11	0.08	0.11	0.03
Loan spread	1.49%	1.55%	1.58%	1.53%	1.31%
(e)    Derivative settlements consist of net settlements (paid) received related to the Company’s 1:3 basis swaps.
(f)    Derivative settlements consist of net settlements paid related to the Company’s floor income interest rate swaps.

A trend analysis of AGM's core and variable loan spreads by calendar year quarter is summarized below.

Core and Variable Loan Spreads
Asset / Liability Base Rate Spread (a)
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.45%
0.40%
0.35%
0.30%
0.25%
0.20%
0.15%
0.10%
0.05%
0.00%
-0.05%
-0.10%
Q1 20
Q2 20
Q3 20
Q4 20
Q1 21
Q2 21
Q3 21
Q4 21
0.29%
0.41%
0.14%
0.12%
0.11%
0.11%
0.09%
0.09%
1.02%
1.35%
1.46%
1.50%
1.45%
1.41%
1.42%
1.36%
0.62%
0.74%
0.80%
0.85%
0.80%
0.75%
0.78%
0.71%
Core
Variable
Asset/Liability Base Rate Spread

(a)    The interest earned on a large portion of AGM's FFELP student loan assets is indexed to the one-month LIBOR rate. AGM funds a portion of its assets with three-month LIBOR indexed floating rate securities. The relationship between the indices in which AGM earns interest on its loans and funds such loans has a significant impact on loan spread. This table (the right axis) shows the difference between AGM's liability base rate and the one-month LIBOR rate by quarter.
The difference between variable loan spread and core loan spread is fixed rate floor income earned on a portion of AGM's federally insured student loan portfolio. A summary of fixed rate floor income and its contribution to core loan spread follows:

	Three months ended			Year ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Fixed rate floor income, gross	$34,577	35,850	36,202	142,606	123,460
Derivative settlements (a)	(5,081)	(5,209)	(3,927)	(19,729)	(6,699)
Fixed rate floor income, net	$29,496	30,641	32,275	122,877	116,761
Fixed rate floor income contribution to spread, net	0.65%	0.64%	0.65%	0.65%	0.58%

(a)    Derivative settlements consist of net settlements paid related to the Company's derivatives used to hedge student loans earning fixed rate floor income.

Fixed Rate Floor Income
The following table shows AGM’s federally insured student loan assets that were earning fixed rate floor income as of December 31, 2021.

Fixed interest rate range	Borrower/lender weighted average yield	Estimated variable conversion rate (a)	Loan balance
< 3.0%	2.87%	0.23%	$1,034,712
3.0 - 3.49%	3.19%	0.55%	1,309,665
3.5 - 3.99%	3.65%	1.01%	1,233,183
4.0 - 4.49%	4.20%	1.56%	921,498
4.5 - 4.99%	4.71%	2.07%	575,873
5.0 - 5.49%	5.22%	2.58%	385,797
5.5 - 5.99%	5.67%	3.03%	255,468
6.0 - 6.49%	6.19%	3.55%	292,207
6.5 - 6.99%	6.70%	4.06%	287,525
7.0 - 7.49%	7.17%	4.53%	107,708
7.5 - 7.99%	7.71%	5.07%	196,416
8.0 - 8.99%	8.18%	5.54%	463,091
> 9.0%	9.05%	6.41%	178,219
			$7,241,362

(a)    The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of December 31, 2021, the weighted average estimated variable conversion rate was 1.93% and the short-term interest rate was 9 basis points.
The following table summarizes the outstanding derivative instruments as of December 31, 2021 used by AGM to economically hedge loans earning fixed rate floor income.

Maturity	Notional amount	Weighted average fixed rate paid by the Company (a)

2022	$500,000	0.94%
2023	900,000	0.62
2024	2,500,000	0.35
2025	500,000	0.35
2026	500,000	1.02
2031	100,000	1.53
	$5,000,000	0.55%

(a)    For all interest rate derivatives, the Company receives discrete three-month LIBOR.